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                                   FORM 8-K
  [As last amended in Release No. 34-35113, December 19,1994, 59 F.R. 67752.]

                      Securities and Exchange Commission

                            Washington, D.C. 20549


                                   FORM 8-K

                                CURRENT REPORT



                      Pursuant to Section 13 or 15(d) of
                    the Securities and Exchange Act of 1934


      Date of Report (Date of earliest event reported): October 28, 1996
                                                        ----------------



                               BWAY CORPORATION
                               ----------------
            (Exact name of registrant as specified in its charter)



         DELAWARE                       0-26178                  36-3624491
         --------                       -------                  ----------
(State or other jurisdiction    (Commission File Number)       (IRS Employer
of incorporation)                                            Identification No.)


                         8607 Roberts Drive, Suite 250
                            Atlanta, Georgia 30350
         (Address of principal executive offices, including zip code)


                                 770-587-0888
             (Registrant's telephone number, including area code)


                                Not Applicable
         (Former name or former address, if changed since last report)
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                               BWAY CORPORATION
                                   FORM 8-K


ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS


On October 28, 1996, BWAY Corporation, a Delaware Corporation ("BWAY") acquired through a newly created wholly-owned subsidiary, Milton Can Company, Inc. ("MCC"), a manufacturing facility in Cincinnati including a material center and Ball Corporation's ("Ball") assets used in connection with the marketing, distributing, selling, manufacturing, designing and engineering of metal aerosol cans (the "Business"), from Ball Metal Food Container Corp. ("Seller"), a wholly-owned subsidiary of Ball, pursuant to the terms of the Asset Purchase Agreement dated as of October 6, 1996, by and among Brockway Standard (New Jersey), Inc. ("BSNJ"), formerly known as Milton Can Company, Inc., BWAY, Seller and Ball, as amended by Amendment No. 1 to Asset Purchase Agreement dated October 28, 1996, in which BSNJ assigned its rights to MCC, (as amended, the "Asset Purchase Agreement"). BWAY's participation in this transaction was limited with respect to payment obligations only. Separately, MCC and Seller have entered into a supply agreements whereby MCC will provide coating, decorating, and certain metal processing services to Seller. The following discussion is only a summary and is qualified in its entirety by reference to the Exhibits to this Current Report on Form 8-K.

Pursuant to the Asset Purchase Agreement, MCC acquired from Seller, the Cincinnati facility which includes a material center and substantially all of Ball's assets used in connection with the marketing, distributing, selling, manufacturing, designing and engineering of metal aerosol cans. In addition, MCC has assumed certain of the liabilities of the Business. BWAY intends to continue using the assets acquired for the manufacturing of aerosol containers and providing metal coating and decorating services.

The purchase price was approximately $40 million. At closing BWAY paid Ball consideration of approximately $36 million which was comprised of $33 million in cash, $3 million in notes. An additional $4 million was held by BWAY and will be paid subject to a purchase price adjustment based on a complete review of the Business' current assets and liabilities as of the closing date. The amount of consideration was determined as a result of negotiations between BWAY and the Seller. The source of funds for the acquisition was additional borrowings under BWAY's Credit Agreement, dated June 17, 1996, among Bankers Trust Company, NationsBank, N.A., BWAY, BSNJ, formerly known as Milton Can Company, Inc. and Brockway Standard, Inc. The transaction will be recorded using the purchase method of accounting.

ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS.

(a)       Financial statements of businesses acquired.

          Effective November 18, 1996, the Commission has adopted an amendment to Rule 3-05 regarding disclosure rules for significant business acquisitions. Pursuant to Release No. 33-7355 and the related changes with regard to the thresholds of significance, the filing of audited financial statements will not be required.

(b)       Pro forma financial information.

          Effective November 18, 1996, the Commission has adopted an amendment to Rule 3-05 regarding disclosure rules for significant business acquisitions. Pursuant to Release No. 33-7355 and the related changes with regard to the thresholds of significance,

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     the filing of pro forma financial information will not be required.



(c)  Exhibits

     (1) The exhibits listed in the Index to Exhibits.
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                                   SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         BWAY  Corporation
                                         (Registrant)


Date:  November 11, 1996            By:  /s/ David P. Hayford
                                         _______________________
                                         David P. Hayford
                                         Senior Vice President &
                                         Chief Financial Officer

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                               INDEX TO EXHIBITS
                               -----------------

      EXHIBIT
        NO.                  DESCRIPTION OF DOCUMENT
        ---                  -----------------------

       10.1 Asset Purchase Agreement dated October 6, 1996, between Brockway Standard (New Jersey), Inc. formerly known as Milton Can Company, Inc., BWAY Corporation, Ball Metal Food Container Corp. and Ball Corporation

       10.2 Amendment No. 1 to the Asset Purchase Agreement dated October 28, 1996.